================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 14, 2004


                                 ______________

                           ILINC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                        1-13725                76-0545043
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


   2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA             85018
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)





                                 (602) 952-1200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 ______________


================================================================================

ITEM 2.   ACQUISITION OF ASSETS

iLinc Communications, Inc., (the "Company"), executed a definitive agreement to acquire substantially all of the assets of Glyphics Communications, Inc., a Utah based private company, that is a provider of audio conferencing services. The acquisition was finally consummated on June 14, 2004. The purchase price, which is expected to total $5.568 million, is based on a multiple of the Glyphics' 2003 estimated annual audited net audio conferencing business revenues. The purchase price will be paid with the assumption of approximately $2.114 million in specific liabilities, with the balance paid using the Company's common stock at the fixed price of $1.05 per share, or an estimated 3.524 million shares. The actual purchase price to be paid, and the resulting number of shares to be issued will be based upon the audited results that are expected to be obtained within sixty days of the closing date. Twenty percent of the consideration due is being held in escrow. Amounts held in escrow will be available to the Company to satisfy contingent claims and seller's indemnification obligations. Amounts held in escrow also may be returned to the Company in the event that audio conferencing revenue performance measures required to be obtained by the Company during the 2004 calendar year are not met. The Company plans to continue to pursue the business formerly conducted by the seller on an integrated basis with its existing Web conferencing products.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of Business Acquired

Financial Statements for Glyphics Communications, Inc. will be filed under an amendment to this report as soon as practicable but not later than sixty days after the required filing date of this report.

          (b) Pro Forma Financial Information

Pro forma financial information relative to the acquisition will be filed under an amendment to this report as soon as practicable but not later than sixty days after the required filing date of this report.

          (c) Exhibits

2.1 Asset Purchase Agreement and Plan of Reorganization by and between iLinc Communications, Inc., a Delaware corporation, and Glyphics Communications, Inc., a Utah corporation, dated to be effective June 1, 2004. Schedules and similar attachments to this exhibit have not been filed, but the nature of their contents is described in the body of the documents. The Company agrees to furnish a copy of any such omitted schedules and attachments to the Securities and Exchange Commission upon request.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ILINC COMMUNICATIONS, INC.


                                           By: /s/ James M. Powers
                                               ---------------------------------
                                           President and Chief Executive Officer

Date:  June 15, 2004